Exhibit 99.1

CTC MEDIA ENTERS INTO DEFINITIVE AGREEMENT TO SELL A 75% INTEREST IN ITS OPERATING BUSINESSES TO UTH RUSSIA FOR $200 MILLION

Transaction Will Enable CTC Media to Comply with Russian Mass Media Law and Secure Cash Return to Stockholders in Challenging Circumstances

Moscow, Russia — September 25, 2015 — CTC Media, Inc. (“CTC Media” or the “Company”) (NASDAQ: CTCM), Russia’s leading independent media company, today announced that it has entered into a definitive agreement to sell a 75% interest in its operating businesses to UTV-Management LLC, an affiliate of UTH Russia (“UTH”), a leading private commercial television broadcaster in Russia, for $200 million in cash, subject to adjustment as described below. The transaction is being undertaken to ensure compliance with the foreign ownership restrictions imposed by Russia’s new Mass Media Law, while maximizing the potential return to the Company’s stockholders. The Company had previously announced its receipt of a formal, non-binding offer from UTH on July 6, 2015.

The Board of Directors of CTC Media will recommend that the Company’s stockholders approve the transaction at a special meeting to be convened as soon as possible. The transaction is expected to close in late December 2015. MTG Russia, the Company’s largest stockholder, holding approximately 38% of the Company’s common stock, has indicated that it is prepared to support the transaction based on the terms of the agreement with UTH and the ability of the Company to return value to stockholders, all as described below.

Werner Klatten, an independent member of the Board of Directors of CTC Media and Chairman of the Special Committee of the Board, commented: “We are pleased to have reached agreement with UTH on the proposed sale of a controlling interest in our operating businesses. This agreement represents a significant achievement in light of the extremely challenging environment in which the Company is operating in Russia and the pending effectiveness of the Mass Media Law. Although it is unfortunate that Russian law will require that we effect a sale of the operating businesses, we believe that UTH will be a good new owner of the business and will be well positioned to build on the historical success of CTC Media as the first and leading commercial broadcasting network in Russia.”

Yuliana Slashcheva, Chief Executive Officer of CTC Media, noted: “The sale agreement will enable the management team to focus on the business, with the issue of compliance with the Mass Media Law resolved. We operate in a very challenging market environment, but I am confident that as part of UTH our operating businesses will remain strongly positioned to build on our historical achievements as we continue to set new standards in media entertainment across Russia and Kazakhstan.”

Return of Value to Stockholders

Following the closing of the sale of the 75% interest to UTH, the Board intends to return value in cash to the Company’s stockholders (other than Telcrest, for so long as it remains subject to sanctions). The Board is finalizing its plans in this regard, and expects to seek approval of a further transaction to effect such return of value in a proxy statement to be provided to stockholders in connection with the special meeting. Depending on the amount of consideration actually received in the transaction, which will reflect the operating performance of the business in the remainder of 2015 and other factors described below, the Board currently anticipates that the amount that will be available to stockholders (other than Telcrest, for so long as it remains subject to sanctions) would represent a low double-digit premium to the closing price of the Company’s common stock on the NASDAQ Stock Market on September 24, 2015, which was $1.89. The Board currently anticipates that a transaction to effect the return of value to Company stockholders will be completed in the first quarter of 2016.

Terms of the Transaction

Pursuant to the purchase agreement, CTC Media has agreed to sell a 75% interest in CTC Investments LLC (“CTC Investments”), the Company’s wholly-owned Russian subsidiary, which in turn directly or indirectly owns the group’s operating subsidiaries in Russia and Kazakhstan. In addition, the Company has agreed to approve the issuance by CTC Investments to UTH of an additional, new participation interest in CTC Investments following the closing of the transaction, resulting in UTH holding 80% of CTC Investments. Such additional interest would be issued to UTH by CTC Investments in consideration of a promissory note, and is intended to ensure that the ownership structure of the operating business fully meets the 80% ownership requirement of the Mass Media Law by the stated deadlines.

The ultimate purchase price will be net of any shortfall in cash flow from operating and investing activities during the second half of 2015 compared with the Company’s forecast for this period, and is subject to adjustment in connection with certain defined indemnification obligations. In addition, prior to closing the Company will receive all existing cash in the operating businesses, in excess of $15 million agreed to be retained for working capital post-closing. The Company currently expects that the amount of available cash from the operating businesses will be $55 million.

The transaction is subject to customary closing conditions, including regulatory approvals and the approval of the Company’s stockholders by a simple majority of the outstanding shares of common stock at a special meeting. The shares of the Company common stock held by Telcrest Investments, the holder of 25% of the Company’s common stock, are currently blocked pursuant to U.S. economic sanctions and as such Telcrest would not be permitted to vote at the special meeting. The Board intends to issue a proxy statement in respect of the special meeting as soon as possible.

Background

The Board of Directors of CTC Media has decided to approve and recommend the UTH transaction in the context of the pending effectiveness of amendments to the Russian law “On Mass Media”. This law will, among other things, impose a requirement that at least 80% of the ownership interest in registered mass media in Russia, including television broadcasters, be beneficially owned and controlled by Russian persons or entities, effective January 1, 2016. The current ownership of the CTC group by CTC Media, a Delaware corporation that is now majority-owned by non-Russian entities, would not comply with the requirements of this new law.

As previously announced, the Board of Directors has undertaken an exhaustive process since the introduction of the Mass Media Law in the second half of 2014 to identify alternatives that would allow the Company to achieve compliance with the law while best safeguarding the interests of the Company’s stockholders. The Board has concluded that the only viable option is a divestment transaction. The Company and its financial advisors undertook a comprehensive formal auction process and subsequent one-on-one discussions with potentially interested buyers. The only viable offer received to date has been from UTH.

About CTC Media, Inc.

CTC Media is the leading Russian independent media company. The group manages four television channels in Russia (CTC, Domashniy, Peretz and CTC Love) as well as Channel 31 in Kazakhstan. The international version of CTC Channel is available in North America, Europe, Central Asia, Armenia, Georgia, Azerbaijan, the Middle East and Kyrgyzstan. The international version of Peretz Channel is available in Belarus and Kyrgyzstan. CTC Media also owns several digital entertainment media assets including videomore.ru, domashniy.ru, ctc.ru, peretz.ru, and CarambaTV. CTC Media is traded on NASDAQ under the symbol CTCM.

About UTH

UTH Russia is one of the fastest growing commercial television broadcasters operating in Russia today. Its main assets are U Channel, Disney Channel, and the cable channel MUZ-TV. U Channel and Disney Channel broadcast in more than 800 towns and localities in Russia and reach the majority of the measured television audience of the Russian Federation. UTH Russia also owns ClipYou, a new web portal offering licensed music videos. UTH was established following the merger of Media One Holdings Limited’s and Art Finance & Media Limited’s television assets in August 2009.

Additional Information and Where to Find It

In connection with the proposed sale transaction, CTC Media will prepare a proxy statement for its stockholders to be filed with the SEC.  The proxy statement will be mailed to CTC Media’s stockholders.  CTC Media urges investors, stockholders and other interested persons to read, when available, the proxy statement, as well as other documents filed with the SEC, because these documents will contain important information.

The definitive proxy statement will be mailed to stockholders of CTC Media as of a record date to be established for voting on the transactions described in above. CTC Media’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: ir@ctcmedia.ru.  These documents, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Participants in Solicitation

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transactions will be set forth in the proxy statement when it is filed with the SEC.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CTC Media.

For further information, please visit www.ctcmedia.ru or contact:

Hudson Sandler (European Media)

Andrew Hayes / Elena Garside
+44 (0)20 7796 4133

Abernathy MacGregor (US Media)

Alan H. Oshiki
+1 212 371 5999
aho@abmac.com

CTC Media, Inc.

Investor Relations

+7 495 981 0740
ir@ctcmedia.ru

Media Relations

+7 (495) 785 63 47

pr@ctcmedia.ru

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements”. Such forward-looking statements include, among others, statements regarding the Company’s planned sale of a controlling interest in its operating companies to UTH; the impact of amendments to the Russian law “On Mass Media” and the Company’s potential actions in response to this change in law; developments in the macroeconomic environment, including the impact of international economic sanctions; changes in the value of the ruble; developments in the Company’s market; and the Company’s estimates for the development of the overall Russian TV advertising market and of its revenues, expenses and audience shares in 2015. These statements reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The potential risks and uncertainties that could cause actual future results to differ from those expressed or implied by forward-looking statements include, among others, risks associated with the Company’s ability to close the planned transaction with UTH, including obtaining required regulatory and other approvals; the impact of amendments to the Russian law “On Mass Media” and the success of the Company’s efforts to respond to this law; geopolitical events involving Russia and the other countries in which the Company operates, including any potential negative economic impact of such events; depreciation of the value of the Russian ruble compared to the US dollar; the effect of international economic sanctions; changes in the size of the Russian television advertising market compared with current estimates of anticipated market; and the Company’s ability to deliver audience share, particularly in primetime, to its advertisers. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on August 7, 2015.

Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.